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Exhibit 5.1

Our File: 55429-38

May 12, 2015

Dear Sirs:

Re:    Re: Registration Statement on Form F-10 of Pengrowth Energy Corporation

        We refer to the registration statement on Form F-10 (the "Registration Statement") to be filed by Pengrowth Energy Corporation with the U.S. Securities and Exchange Commission and to which this consent is exhibited.

        We hereby consent to all references to this firm in the Registration Statement and each of its Exhibits.

Yours truly,

/s/ BURNET, DUCKWORTH & PALMER LLP BURNET, DUCKWORTH & PALMER LLP

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  Exhibit 5.1
  Our File: 55429-38